UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2023

Booking Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue	Norwalk	Connecticut	06854
(Address of principal executive offices)			(zip code)

Registrant's telephone number, including area code: (203) 299-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered:
Common Stock par value $0.008 per share	BKNG	The NASDAQ Global Select Market
2.375% Senior Notes Due 2024	BKNG 24	The NASDAQ Stock Market LLC
0.100% Senior Notes Due 2025	BKNG 25	The NASDAQ Stock Market LLC
4.000% Senior Notes Due 2026	BKNG 26	The NASDAQ Stock Market LLC
1.800% Senior Notes Due 2027	BKNG 27	The NASDAQ Stock Market LLC
0.500% Senior Notes Due 2028	BKNG 28	The NASDAQ Stock Market LLC
4.250% Senior Notes Due 2029	BKNG 29	The NASDAQ Stock Market LLC
4.500% Senior Notes Due 2031	BKNG 31	The NASDAQ Stock Market LLC
4.750% Senior Notes Due 2034	BKNG 34	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form PSU Agreement and Form RSU Agreement

On February 17, 2023, the Compensation Committee (the "Committee") of the Board of Directors of Booking Holdings Inc. (the "Company") approved a new form of performance share unit ("PSU") agreement (the "Form PSU Agreement") and a new form of restricted stock unit ("RSU") agreement (the "Form RSU Agreement") for use under the Company's 1999 Omnibus Plan (as amended and restated, the "Plan").

The Form PSU Agreement provides for the grant of PSUs to executive officers. The specific performance goals and other terms of any such PSU award granted pursuant to the Plan and the Form PSU Agreement, including the amount of the award, the applicable vesting schedule, and the performance period, will be determined at the time of the grant. Any such PSU award will be subject to the terms of the Plan and approved by the Committee. The performance goals will be determined by the Committee in accordance with the Plan and may include quantitative and/or qualitative goals, including, without limitation: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings, (v) earnings before interest, taxes, depreciation and/or amortization, (vi) book value per share, (vii) sales or revenues, (viii) operating expenses, (ix) margins, (x) market share, (xi) gross bookings, (xii) hotel/accommodation room nights, (xiii) price appreciation or other measurement of the change in value of a share of Company stock, (xiv) organizational structure or restructuring goals, (xv) establishment and/or implementation of company policies, (xvi) regulatory or compliance goals, (xvii) human resource related goals, or (xviii) strategic goals. The performance goals may be expressed in terms of attaining a specified level, or increase or decrease, of the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, a division or business unit, or to the performance of the Company relative to a market index, a group of other companies, or a combination thereof. Performance goals may include a threshold level below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level at which full vesting will occur. As provided for in the Plan, the Committee has the authority to make equitable adjustments to the performance goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment or a business, or related to a change in accounting principles.

The Form RSU Agreement provides for the grant of restricted stock units to executive officers. The specific vesting schedule, amount of the award, and other terms of any such RSU award granted pursuant to the Plan and the Form RSU Agreement will be determined at the time of the grant. The number of shares issuable upon vesting of restricted stock units is fixed on the date of grant and is not dependent on Company performance.

The Form PSU Agreement and the Form RSU Agreement provide for vesting upon certain changes in control or termination of employment without cause or for good reason, and forfeiture upon termination of employment for cause (as defined in the applicable award agreement).

The foregoing descriptions of the Form PSU Agreement and the Form RSU Agreement are summaries only and are qualified in their entirety by reference to the form agreements, which are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and which are incorporated in their entirety by reference.

Retirement of Principal Financial Officer

On February 23, 2023, the Company announced that David I. Goulden, the Company's Executive Vice President and Chief Financial Officer, will be transitioning to a different role pending the expected hiring of his successor by March 2024. In connection with this, on February 21, 2023 the Company and Mr. Goulden entered into a letter agreement relating to the terms of Mr. Goulden's continued service to the Company (the "Letter Agreement"). The Letter Agreement supplements the terms of the letter agreement between the Company, formerly The Priceline Group Inc., and Mr. Goulden dated January 19, 2018 (the "Employment Agreement").

The Letter Agreement provides that:
•Mr. Goulden will remain a full-time employee and continue to serve as the Company's Executive Vice President and Chief Financial Officer until a successor begins employment with the Company, and that the Employment Agreement will remain in effect during this period. During this period, Mr. Goulden will continue to receive a base salary of $630,000 and he will be eligible for a cash bonus under the Company’s Amended and Restated Annual Bonus Plan with respect to the year ending December 31, 2023.

•From the date his successor begins employment with the Company and until March 4, 2024, Mr. Goulden will remain an employee of the Company.
•From March 5, 2024 until up to March 4, 2026, we expect Mr. Goulden will be employed in a different position by, become a consultant to, or serve on a managing board of the Company or a subsidiary or affiliate.

Pursuant to the terms of the Letter Agreement, Mr. Goulden will not be eligible for a cash bonus for any period after December 31, 2023. Mr. Goulden’s outstanding equity awards will continue to vest under their terms so long as he continues to provide services to the Company. A third of the PSU and RSU awards expected to be granted to Mr. Goulden on March 4, 2023 are eligible to vest on March 4, 2024, and the remaining portions of those PSU and RSU awards are eligible to vest quarterly until March 4, 2026 so long as Mr. Goulden continues service to the Company. Regardless of the date Mr. Goulden ceases service to the Company, the receipt of any shares that vest under the PSU award expected to be granted on March 4, 2023 will not take place until March 2026. The Letter Agreement reaffirms Mr. Goulden’s obligations under his Employee Confidentiality and Assignment Agreement, his Non-Competition and Non-Solicitation Agreement, and his consent to the Company’s Incentive-Based Compensation Clawback Policy.

The above description of the Letter Agreement is a summary only, and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 99.3 to this Current Report on Form 8-K and which is incorporated in its entirety by reference.

Item 9.01.           Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Form of Performance Share Unit Agreement under the Company's 1999 Omnibus Plan.
99.2	Form of Restricted Stock Unit Agreement under the Company's 1999 Omnibus Plan.
99.3	Letter Agreement, dated February 23, 2023 by and between the Company and David I. Goulden.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKING HOLDINGS INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President and General Counsel

Date:  February 23, 2023